SALE OF

                             FRED MEYER RETAIL STORE

                          CLACKAMAS DISTRIBUTION CENTER




                                 SALE AGREEMENT

                                     BETWEEN


                      METROPOLITAN LIFE INSURANCE COMPANY,

                             a New York corporation,

                                    AS SELLER

                                       AND

                                FRED MEYER, INC.,

                             a Delaware corporation,

                                  AS PURCHASER


                             As of February 3, 1997
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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  PURCHASE AND SALE...................................................1
    Section 1.1    Agreement of Purchase and Sale..............................1
    Section 1.2    Property Defined............................................2
    Section 1.3    Purchase Price..............................................2
    Section 1.4    Payment of Purchase Price...................................2

ARTICLE II  TITLE..............................................................2
    Section 2.1    Title.......................................................2
    Section 2.2    Conveyance of Title.........................................2

ARTICLE III  REVIEW OF PROPERTY................................................3
    Section 3.1    Physical and Documentary Inspection.........................3
    Section 3.2    Environmental Reports.......................................3

ARTICLE IV  CLOSING............................................................3
    Section 4.1    Time and Place..............................................3
    Section 4.2    Seller's Obligations at Closing.............................3
    Section 4.3    Purchaser's Obligations at Closing..........................5
    Section 4.4    Credits and Prorations......................................5
    Section 4.5    Transaction Taxes and Closing Costs.........................6
    Section 4.6    Conditions Precedent to Obligation of Purchaser.............7
    Section 4.7    Conditions Precedent to Obligation of Seller................8

ARTICLE V  REPRESENTATIONS, WARRANTIES AND COVENANTS...........................9
    Section 5.1    Representations and Warranties of Seller....................9
    Section 5.2    Knowledge Defined..........................................10
    Section 5.3    Survival of Seller's Representations and Warranties........10
    Section 5.4    Representations and Warranties of Purchaser................11
    Section 5.5    Survival of Purchaser's Representations and Warranties.....11

ARTICLE VI  [INTENTIONALLY OMITTED]...........................................12

ARTICLE VII  [INTENTIONALLY OMITTED]..........................................12

ARTICLE VIII  COMMISSIONS.....................................................12
    Section 8.1    Brokerage Commissions......................................12

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                                                                            Page

ARTICLE IX  DISCLAIMERS AND WAIVERS...........................................12
    Section 9.1    No Reliance on Documents...................................12
    Section 9.2    AS-IS SALE; DISCLAIMERS....................................12
    Section 9.3    Survival of Disclaimers....................................14

ARTICLE X  MISCELLANEOUS......................................................14
    Section 10.1   Confidentiality............................................14
    Section 10.2   Public Disclosure..........................................14
    Section 10.3   Assignment.................................................15
    Section 10.4   Notices....................................................15
    Section 10.5   Modifications..............................................16
    Section 10.6   Entire Agreement...........................................16
    Section 10.7   Further Assurances.........................................16
    Section 10.8   Counterparts...............................................16
    Section 10.9   Facsimile Signatures.......................................16
    Section 10.10  Severability...............................................16
    Section 10.11  Applicable Law.............................................16
    Section 10.12  No Third-Party Beneficiary.................................16
    Section 10.13  Captions...................................................17
    Section 10.14  Construction...............................................17
    Section 10.15  Recordation................................................17
    Section 10.16  Seller Approval............................................17
    Section 10.17  Concurrent Closing of Related Transactions.................17
    Section 10.18  Oregon Statutory Disclaimer................................17


    A [A-1]        DESCRIPTION OF LAND
    B              [INTENTIONALLY OMITTED]
    C              LIST OF OPERATING AGREEMENTS
    D              LIST OF ENVIRONMENTAL REPORTS
    E              [INTENTIONALLY OMITTED]
    F              [INTENTIONALLY OMITTED]
    G [G-1]        FORM OF DEED
    H              FORM OF BILL OF SALE
    I [I-1]        FORM OF ASSIGNMENT OF LEASES
    J              FORM OF ASSIGNMENT OF CONTRACTS
    K              FORM OF LEASE TERMINATION
    L              FORM OF FIRPTA CERTIFICATE
    M              [INTENTIONALLY OMITTED]
    N              LIST OF BROKERAGE AGREEMENTS

                                       ii
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                                                                            Page

    O              LIST OF SPECIFIED LITIGATION AND PENDING ACTIONS
    P              LIST OF VIOLATION NOTICES
    Q              RENT ROLL
    R              [INTENTIONALLY OMITTED]
    S              [INTENTIONALLY OMITTED]


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                                 SALE AGREEMENT


     THIS SALE AGREEMENT (this "Agreement") is made as of February 3, 1997 (the "Effective Date"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Seller"), and FRED MEYER, INC., a Delaware corporation ("Purchaser").


                              W I T N E S S E T H:

                                    ARTICLE I

                                PURCHASE AND SALE

     Section 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

     (a) all, and not less than all, of those certain tracts or parcels of land more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section
1.1 being herein referred to collectively as the "Land");

     (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

     (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

     (d) any and all of Seller's right, title and interest in and to the leases, including the Lease Agreement[s] (as hereinafter defined) covering all or any portion of the Real Property, to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the "Leases"), together with all rents and other sums due thereunder (the "Rents")
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and any and all security deposits in Seller's possession in connection therewith
(the "Security Deposits"); and

     (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").

     Section 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real Property." The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property." Each parcel thereof separately identified on Exhibit A is hereinafter referred to separately as a "Parcel"; more than one Parcel are referred to as "Parcels."

     Section 1.3 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of SIXTY-THREE MILLION DOLLARS ($63,000,000) (the "Purchase Price").

     Section 1.4 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

                                   ARTICLE II

                                      TITLE

     Section 2.1 Title. Purchaser has reviewed, approved and accepted the state of title of the Property.

     Section 2.2 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed [Deeds] (as defined in Section 4.2(a) hereof). Evidence of delivery of such title shall be the issuance by First American Title Insurance Company (the "Title Company"), or another national title company, of CLTA (or state specific equivalent) of ALTA Extended Owner's Policy of Title Insurance (the "Title Policies"; each such shall be known herein as a "Title Policy") covering each Parcel of the Real Property, in the aggregate amount of the Purchase Price, subject only to the exceptions set forth in Exhibit B attached to the Deed ("Permitted Exceptions").

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                                   ARTICLE III

                               REVIEW OF PROPERTY

     Section 3.1 Physical and Documentary Inspection. Purchaser has inspected, approved and accepted the physical aspects of the Property, including the environmental condition thereof. Purchaser has examined, approved and accepted documents and files relating to Seller's leasing, maintenance and operation of the Property.

     Section 3.2 Environmental Reports. PURCHASER ACKNOWLEDGES THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

                                   ARTICLE IV

                                     CLOSING

     Section 4.1 Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of Seller on February 3, 1997. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation that Seller has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. At Seller's option, the Closing shall be consummated through an escrow administered by First American Title Insurance of Oregon ("Escrow Agent"). In such event, the Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

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     Section 4.2 Seller's Obligations at Closing. At Closing, Seller shall:

     (a) deliver to Purchaser a duly executed special warranty deed (the "Deed") in the form attached hereto as Exhibit G, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

     (b) deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H;

     (c) assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases, Rents and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(b)(v) hereof, by duly executed assignment and assumption agreements (the "Assignment of Leases") in the form attached hereto as Exhibit I;

     (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

     (e) join with Purchaser to execute a lease termination agreement (the "Lease Termination") in the form attached hereto as Exhibit K, terminating that certain "Lease Agreement" dated October 22, 1986, by and between Fred Meyer Real Estate Properties, Ltd., as landlord, and Purchaser, as tenant, as such lease has been amended and assigned ("Lease Agreement");

     (f) deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and any similar form required by applicable state law;

     (g) deliver to Purchaser the Leases and the Operating Agreements, together with such leasing and property files and records located at the Property or the property manager's office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing, upon reasonable advance

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notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

     (h) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

     (i) execute a closing statement acceptable to Seller;

     (j) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

     (k) a legal opinion from Seller's in-house counsel with respect to the authorization of this transaction.

     Section 4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

     (a) pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

     (b) join Seller in execution of the Assignment of Leases, Assignment of Contracts and Lease Termination;

     (c) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

     (d) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

     (e) execute a closing statement acceptable to Purchaser; and

     (f) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

     Section 4.4 Credits and Prorations.

     (a) Subject to the rights and obligations of the parties under the Lease Agreement, all income and expenses of the Property between Seller and Purchaser shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items shall include without limitation the following:

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          (i) all rents under the Lease Agreement, if any (to the extent any rent under the Lease Agreement has accrued but is unpaid at Closing, Seller shall receive a credit from Purchaser for such amount);

          (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

          (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

          (iv) all amounts payable under Operating Agreements, pursuant to the terms of this Agreement; and

          (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

     (b) Notwithstanding anything contained in Section 4.4(a) hereof, at Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, but only to the extent paid by Seller.

     (c) At Closing, Seller will assign to Purchaser pursuant to the Assignment of Contracts, without warranty or recourse, all pending real property tax appeals relating to tax years in which Purchaser, as tenant under the Lease Agreements, paid all real property taxes with respect to the Property.

     (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final.

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     (e) Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive Closing.

     Section 4.5 Transaction Taxes and Closing Costs.

     (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

     (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction and Seller's state and federal income tax incurred by the sale of the Property. Except as provided herein, Seller shall be responsible for no other costs.

     (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

          (i) all escrow fees which may be charged by the Title Company or escrow agent;

          (ii) the fee for the title examination and the title commitment and the premium for the Owner's Policies of Title Insurance to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto;

          (iii) the cost of any surveys;

          (iv) the fees for recording the Deed[s];

          (v) any transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property (including, without limitation, any taxes relating to a merger, if any, of the Leases with the fee ownership of the Real Property occurring as a result of this transaction);

          (vi) the fees for Seller's Broker and Purchaser's Broker;

          (vii) in the event the Distribution Center Loan is satisfied, any costs charged by the lender relating to the satisfaction of Distribution Center Loan (such as prepayment fees) other than payment of the outstanding principal balance of the Distribution Center Loan;

          (viii) any other costs occasioned by this transaction (other than Seller's federal and state income tax incurred by the sale of the Property and fees of any counsel representing Seller in connection with this transaction);

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     (d) The Personal Property is included in this sale without charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith; and

     (e) The provisions of this Section 4.5 shall survive the Closing.

     Section 4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

     (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

     (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement);

     (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing; and

     (d) Seller shall have accepted the evidence with respect to the Act (as hereinafter defined) that Purchaser is required to produce pursuant to Section 4.7(e).

     Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

     (a) Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

     (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

     (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement);

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     (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing; and

     (e) Purchaser's providing to Seller (i) evidence reasonably satisfactory to Seller that the notification and reporting requirements of the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended (15 U.S.C. ss. 18a) (the "Act") do not apply to the transaction contemplated hereby, or (ii) in the event the notification and reporting requirements of the Act shall be applicable to the contemplated transaction, evidence reasonably satisfactory to Seller that all applicable notification and reporting requirements of the Act have been timely and completely fulfilled. Purchaser acknowledges that in the event the contemplated transaction is not approved by the Federal Trade Commission, Seller shall be under no obligation to close the transaction contemplated. Seller and Purchaser agree to cooperate in effecting compliance with the Act to the extent required under applicable law.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

     (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of New York. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

     (b) Pending Actions. Except as indicated on Exhibit O, to Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller or the Property which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

     (c) Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable and are to be terminated by Seller within thirty (30) days after the Closing, and except any agreement with Seller's property manager, which shall be terminated by Seller.

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     (d) Lease Brokerage. To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property or related to this transaction, except as disclosed in Exhibit N hereto;

     (e) Condemnation. To Seller's knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property.

     (f) Litigation. To Seller's knowledge, except as set forth on Exhibit O attached hereto, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder;

     (g) Violations. To Seller's knowledge, except as set forth on Exhibit P attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof; and

     (h) Leases. To Seller's knowledge, Seller has not entered into any leases currently affecting the Real Property other than as shown on Exhibit Q.

     Section 5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following person(s): Jim Hills, Senior Investment Analyst.

     Section 5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches with respect to this Property and the Columbia Falls (MT), Kalispell (MT), Fourth Plain (WA), Tacoma Lakewood (WA), Juneau (AK) and Roseburg (OR) properties which are to be conveyed from Seller to Purchaser contemporaneously with the Property pursuant to purchase and sale agreements of even date, collectively aggregate more than Five Hundred Thousand Dollars ($500,000), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific

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nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within one (1) year and ninety (90) days of Closing. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases. As used herein, the term "Cap" shall mean the total aggregate amount of One Million Dollars ($1,000,000) with respect to any and all claims relating to this Property and to Columbia Falls (MT), Kalispell (MT), Fourth Plain (WA), Tacoma Lakewood (WA), Juneau (AK) and Roseburg (OR) properties] which are to be conveyed from Seller to Purchaser contemporaneously with the Property pursuant to purchase and sale agreements of even date. This Section 5.3 shall have no application to any claims of Purchaser with respect to warranties of title conveyed by the Deed.

     Section 5.4 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Closing, subject to Section 4.3(c) hereof:

     (a) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of Oregon. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Purchaser is authorized to do so;

     (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser or the Property which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

     (c) ERISA. As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation
Section 2510.3-101.

     As of the Closing, if Purchaser is a "governmental plan" as defined in
Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

     As of the Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan.

     Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

     Purchaser shall not assign its interest under this contract of sale to any entity, person, or Plan which will cause a violation of ERISA.

     Section 5.5 Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 hereof shall survive Closing for a period of one (1) year. Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one
(1) year period and an action shall have been commenced by Seller against Purchaser within one (1) year and ninety (90) days of Closing.

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VII

                             [INTENTIONALLY OMITTED]


                                  ARTICLE VIII

                                   COMMISSIONS

     Section 8.1 Brokerage Commissions. With respect to the transaction contemplated by this Agreement, Seller represents that its sole broker is None ("Seller's Broker"), and Purchaser represents that its sole broker is None ("Purchaser's Broker"). Each party hereto agrees that if any person or entity, other than the Seller's Broker or the Purchaser's Broker, makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

     Section 9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by or conversations with Seller or its brokers or agents to Purchaser in connection with the Property and the conveyance contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser and conversations with Seller or its brokers or agents in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

     Section 9.2 AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT (I) IT OR AN ENTITY AFFILIATED WITH PURCHASER OWNED THE PROPERTY PRIOR TO SELLER, (II) PURCHASER HAS CONTINUOUSLY OCCUPIED AND OPERATED THE PROPERTY ON A DAY-TO-DAY BASIS SINCE THE CLOSING OF PURCHASER'S EARLIER SALE OF THE PROPERTY TO SELLER PURSUANT TO A SALE-LEASEBACK TRANSACTION AND IS VERY FAMILIAR WITH THE PROPERTY. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN

THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

     PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS, SOIL CONDITIONS AND ANY OTHER ADVERSE PHYSICAL AND/OR ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION CAUSES OF ACTION IN
TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT AS MAY BE EXPRESSLY PROVIDED TO THE CONTRARY IN THE REPRESENTATIONS OF SELLER CONTAINED HEREIN.

     Section 9.3 Survival of Disclaimers. The provisions of this Article IX shall survive Closing or any termination of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 Confidentiality. Seller, Purchaser and their respective representatives shall hold in strictest confidence all data and information obtained with respect to the other or the other's business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to third parties; provided, however, that it is understood and agreed that each may disclose such data and information to its employees, lenders, consultants, accountants and attorneys provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated, each shall promptly return to the other any statements, documents, schedules, exhibits or other written information obtained from the other in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser, Seller or their respective representatives of this Section 10.1, the other shall be entitled to an injunction restraining Purchaser, seller or their respective representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the parties from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

     Section 10.2 Public Disclosure. Prior to and after the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

     Section 10.3 Assignment. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement except to First Security Bank, National Association, not individually, but solely as Owner Trustee under FM Trust 1997-1 pursuant to the terms of the First Amendment to and Assignment and Assumption of Sale Agreement attached hereto as Exhibit S. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Agreement. The provisions of this Section 10.3 shall survive the Closing or any termination of this Agreement.

     Section 10.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:           Metropolitan Life Insurance Company
                        Real Estate Investments
                        101 Lincoln Centre Drive, 6th Floor
                        Foster City, California  94404
                        Attention:  Edward J. Hayes, Assistant Vice President
                        Telephone No. (415) 574-8181
                        Telecopy No. (415) 349-4615


If to Purchaser:        Fred Meyer, Inc.
                        3800 S.E. 22nd Avenue
                        Portland, Oregon  97202
                        Attention: Sr. V.P./CFD
                        Telephone No. (503) 232-8844
                        Telecopy No. (503) 797-5623


with a copy to:         Fred Meyer, Inc.
                        3800 S.E. 22nd Avenue
                        Portland, Oregon  97202
                        Attention: Corporate Real Estate Attorney/CLD
                        Telephone No. (503) 797-7390
                        Telecopy No. (503) 797-5623

     Section 10.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

     Section 10.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

     Section 10.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

     Section 10.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     Section 10.9 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

     Section 10.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

     Section 10.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

     Section 10.12 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

     Section 10.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

     Section 10.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     Section 10.15 Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

     Section 10.16 Seller Approval. [Shall be omitted prior to Closing]

     Section 10.17 Concurrent Closing of Related Transactions. The parties hereto hereby agree that the Closing is expressly contingent upon the concurrent closing of (i) those certain lease amendments of even date by and between Seller and Purchaser concerning certain modifications to certain leases, (ii) the execution of that certain purchase and sale agreement of six (6) parcels by and between Seller and Purchaser, and (iii) those certain purchase and sale agreements of even date by and between Seller and Purchaser with respect to a sale of six (6) shopping centers and that no one of the transactions shall be consummated without all such transactions being concurrently consummated.

     Section 10.18 Oregon Statutory Disclaimer. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation


By: EDWARD J. HAYES
    -----------------------------------
Name: Edward J. Hayes
      ---------------------------------
Title: Asst. Vice President
       --------------------------------


PURCHASER:

FRED MEYER, INC.,
a Delaware corporation


By: JAMES C. AALBERG
    -----------------------------------
Name: James C. Aalberg
      ---------------------------------
Title: V-P Treasurer
       --------------------------------

                                    EXHIBIT A
                 (CL-DC Clackamas Distribution Center, Oregon)

                           Real Property Description

A tract of land located in the South one-half of Section 10, Township 2 South, Range 2 East, of the Willamette Meridian, in the County of Clackamas and State of Oregon, more particularly described as follows:

Commencing at the Southeast corner of said Section 10; thence North along the East line of said Section 10, a distance of 512.43 feet; thence North 89(degree)43'10" West a distance of 28.88 feet to a point which is 30.00 feet Westerly of, when measured at right angles to, the center line of a road known as SE 122nd Avenue, said point also being the true point of beginning of the tract herein to be described; thence continuing North 89(degree)43'10" West, a distance of 3575.08 feet to a point in the West line of that certain tract of land conveyed to Southern Pacific Company by Bargain and Sale Deed recorded April 4, 1962 in Volume 601, page 302, Deed Records; thence North 0(degree)05'10" East along the West line of said Southern Pacific Company tract, a distance of 759.89 feet to the most Southerly Northwest corner thereof; thence North 89(degree)40'00" East, along the North line of said Southern Pacific Company tract, a distance of 115.00 feet; thence North 01(degree)05'10" East, along the West line of said Southern Pacific Company tract, a distance of 157.00 feet to the most Northerly Northwest corner thereof; thence North 89(degree)40'00" East, along the North line of said Southern Pacific Company tract, a distance of 192.80 feet (Volume 601, page 302 calls 182 feet) to the Northeast corner thereof said corner also being in the West line of that certain tract of land conveyed to Southern Pacific Company by Bargain and Sale Deed recorded April 4,1962 in Volume 601, page 296, Deed Records: thence North 0(degree)29'10" West, along the West line of last said Southern Pacific Company tract, a distance of 220.00 feet to a point in the Southerly line of Clackamas Highway (State Highway No. 212) said point being 60 feet Southerly of, when measured at right angles to, the center line of said Clackamas Highway (1900 relocation as noted in Warranty Deed Fee No. 82 6071); thence North 89(degree)40'00" East, along the South line of said Clackamas Highway, a distance of 3022.10 feet to a point in the East line of that certain tract of land conveyed to Southern Pacific Company by Bargain and Sale Deed recorded April 4, 1962 in Volume 601, page 288, Deed Records; thence South along said East line and the Southerly extension thereof, a distance of 780.38 feet to a point in the North line of that certain tract of land conveyed to Southern Pacific Company by Bargain and Sale Deed recorded April 4, 1962 in Volume 601, page 290, Deed Records; thence East along the North line of last said Southern Pacific Company tract, a distance of 245.68 feet to a point in the West line of SE 122nd Avenue, said point being 30 feet Westerly of, when measured at right angles to, the center line of said SE 122nd Avenue; thence South along the West line of said SE 122nd Avenue, a distance of 393.37 feet to the point of beginning.

EXCEPTING THEREFROM that portion of said property lying below a depth of 500 feet measured vertically from the contour of the surface thereof.